UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023

CODA OCTOPUS GROUP, INC.

(Name of Small Business Issuer in its Charter)

Delaware	001-38154	34-2008348
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 S Hiawassee Rd., Suite 104-105

Orlando, Florida 32 835

(Address, Including Zip Code of Principal Executive Offices)

863-937-8985

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CODA	Nasdaq

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2023, the board of directors of Coda Octopus Group, Inc. (the “Company”) approved the Company’s Clawback Policy (the “Policy”).

The Policy was adopted in order to comply with recently adopted Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the associated listing standards of Nasdaq Stock Market. The Policy provides for the mandatory recovery by the Company of erroneously awarded incentive-based compensation from its current and former executive officers in the event that the Company is required to prepare an accounting restatement.

The foregoing description of the Policy is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Policy, a copy of which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 12, 2023, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the following matters were submitted to a vote of the stockholders of the Company:

		For	Against	Abstain	Withheld

1.	Election of Directors

	Annmarie Gayle	6,238,138	-0-		143,472
	Michael Hamilton	5,273,219	-0-		1,108,391
	G. Tyler Runnels	5,827,013	-0-		554,597
	Anthony Tata	6,230,407	-0-		151,203
	Robert Harcourt	6,232,299	-0-		149,311

2.	Ratification of Appointment of Frazier & Deeter, LLC. as the Company’s independent registered public accounting firm	8,539,002	962,301	75,909

3.	Approval on an advisory basis of executive compensation	6,139,692	163,841	78,077

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Coda Octopus Group, Inc. Clawback Policy
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2023

Coda Octopus Group, Inc.

By:	/s/ Annmarie Gayle
Chief Executive Officer